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                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

                                SPONSOR AGREEMENT
                                -----------------
                         (El Paso Energy Partners, L.P.)


         SPONSOR AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Sponsor Agreement"), dated as of August 23, 2000 made by EL PASO ENERGY PARTNERS, L.P. a Delaware limited partnership, (the "Sponsor"), to THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders under the Credit Agreement referred to below (in such capacity, "Administrative Agent"), and to the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

                                    RECITALS

         A. ARGO, L.L.C., a Delaware limited liability company (the "Company"), the Administrative Agent and the financial institutions that are or may from time to time become a party thereto (each a "Lender" and, collectively, the "Lenders") have entered into that certain Credit Agreement dated as of August 23, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders will make loans to the Company for the purpose of financing the cost of developing, constructing, owning, operating, and maintaining the Project and certain related expenses.

         B. It is a condition precedent to the obligations of the Lenders under the Credit Agreement that the Sponsor shall have executed and delivered to the Administrative Agent this Sponsor Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make loans under the Credit Agreement, the Sponsor hereby agrees as follows:

         SECTION 1. Agreement to Make Certain Payments. The Sponsor hereby agrees that upon the occurrence and continuance of an Event of Default pursuant to Section 6.01(a) of the Credit Agreement with respect to the payment of the principal of the Term Loans outstanding on the Final Maturity Date (or earlier upon an acceleration of maturity under the Credit Agreement), then the Sponsor will pay to the Administrative Agent, upon demand, for the benefit of the Lenders, an amount equal to the unpaid principal amount of the Term Loans not to exceed the lesser of (a) $30,000,000 and (b) the aggregate amount of all distributions received by any of the Sponsor, the Parent or any Subsidiary of the Sponsor from the Company at any time prior to the Final Maturity Date (all such obligations being the "Clawback Obligation") irrespective of whether the Sponsor has received the proceeds of any such distributions and agrees to pay any and all expenses (including any reasonable attorneys' fees and expenses) incurred by the Administrative Agent, its successors, transferees and assigns in enforcing any rights under this Sponsor Agreement. Without limiting the generality of the foregoing, the Sponsor's liability shall continue so long as the Term Loans are or would be owed by the Company to the Administrative Agent but for the fact that any obligation of the Company is or may be unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or for any other reason. For purposes of determining when an obligation is "due" for

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purposes of this Sponsor Agreement, such term shall be interpreted to mean due in accordance with the terms of this Sponsor Agreement as in effect on the date hereof and without regard to the amendment, modification or rejection of the Credit Agreement or the Term Loans in any bankruptcy or other reorganization proceeding. In the event that any payments are made by the Sponsor in satisfaction of the Clawback Obligation pursuant to this Section 1, the $30,000,000 maximum amount of the Sponsor's performance guarantee of the Company's obligations under the Material Project Documents to which it is a party as described in Section 2(a) and (c) below shall be reduced by the amount of such payments on a dollar for dollar basis.

         SECTION 2. Certain Party Guaranties. The Sponsor hereby absolutely, unconditionally and irrevocably guarantees, for the benefit of the Administrative Agent and the other Secured Parties, the following obligations:

                  (a) Company Obligations. The due and punctual performance and observance by the Company and each of its Subsidiaries of each of their respective obligations under each Material Project Document to which it is a party.

                  (b) Parent Obligations. The due and punctual payment, performance and observance of the obligations of the Parent under the LLC Agreement, including, without limitation, the obligations to contribute the Construction Equity Contribution Amount and the Contingent Equity Contribution Amount.

                  (c) Claims Against the Company Obligations Guaranty. In the event that the Administrative Agent, on behalf of the Secured Parties, makes a claim against the Sponsor pursuant to Section 2(a) above, and the Sponsor satisfies such claim with a payment of cash or acceptable cash equivalents to the Administrative Agent, for the benefit of the Secured Parties, the amount of all such payments made in satisfaction of Section 2(a) shall not exceed $30,000,000 in the aggregate. In the event that any such payments in satisfaction of the obligations of the Sponsor pursuant to Section 2(a) are made by the Sponsor, the $30,000,000 maximum amount of the Clawback Obligation described in Section 1 above shall be reduced by the amount of such payments on a dollar for dollar basis. In addition, if any claim is made by the Administrative Agent against the Sponsor pursuant to Section 2(a) and such claim remains unremedied after a period of 10 days following the date of written notice of such claim from the Administrative Agent to the Sponsor or such claim is satisfied by a payment of cash or acceptable cash equivalents pursuant to
Section 2(a), then the Company's ability to make any Restricted Payments pursuant to Section 6.06 of the Credit Agreement shall be terminated until the Construction Loan Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder or under the other Financing Documents shall have been paid in full.

         SECTION 3. Obligation Absolute. The Sponsor agrees that its obligations hereunder will be paid or performed strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the rights of the Company with respect thereto. The obligations of the Sponsor under this Sponsor Agreement are independent of the obligation of the Company to pay the Loans, and a separate action or actions may be brought and prosecuted against the Sponsor to enforce this Sponsor Agreement, irrespective of whether any action is brought against the Company or any of its Affiliates or whether the Company or any of its Affiliates is joined in any such action or actions. The liability of the Sponsor under this Sponsor Agreement shall be absolute, unconditional, irrevocable and continuing irrespective of:

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                  (a) any lack of validity or enforceability of the Credit
Agreement, any Project Document, any Security Document, any other Financing Document or any agreement or instrument executed and delivered in connection therewith;

                  (b) any change in the time, manner or place of payment of, or in any other term of, or any other amendment or waiver of or any consent to departure from the Credit Agreement;

                  (c) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Loans;

                  (d) any change, restructuring or termination of the corporate structure or existence of the Company or any of its Affiliates or the Sponsor or any of the Subsidiaries of any one of them;

                  (e) the genuineness, validity, regularity, enforceability or, except as otherwise provided in Section 3(b), any future amendment of, or change in the Credit Agreement, any Project Document, any Security Document, any other Financing Document or any other agreement, document or instrument to which the Company or any of its Affiliates and/or such Sponsor is or are or may become a party;

                  (f) the absence of any action to enforce this Sponsor Agreement or the Credit Agreement, any Project Document, any Security Document or any other Financing Document or the waiver or consent by the Administrative Agent or the Lenders with respect to any of the provisions thereof;

                  (g) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Company or any of its Affiliates or any of the Subsidiaries of any one of them;

                  (h) any circumstance which might constitute a defense available to, or a discharge of, the Company or any of its Affiliates or a surety;

                  (i) any sale, transfer or other disposition (i) by the Sponsor of any stock or equity interest of any of its Subsidiaries or any of its Affiliates; or (ii) by the Company of any stock or equity interest of any of its Affiliates or its Subsidiaries;

                  (j) whether the Administrative Agent shall have taken or failed to have taken any steps to collect or enforce any obligation or liability from, or shall have otherwise exercised any rights, powers or remedies against the Company or any other Person;

                  (k) any lack of genuineness, authorization, validity, legality or enforceability of the Credit Agreement, any Project Document, any Security Document or any other Financing Document for any reason, or the disaffirmance or rejection or purported disaffirmance or purported rejection of the Credit Agreement, any Project Document, any Security Document or any other Financing Document in any insolvency, bankruptcy or reorganization proceedings relating to the Company or otherwise;

                  (l) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of the Credit Agreement, any Project Document, any Security Document or any other Financing Document, or any of the Company's rights, powers or remedies thereunder, or which

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might cause or permit to be invoked any alteration in the time, amount or manner of payment or performance of any of the Company's obligations and liabilities thereunder;

                  (m) whether the Company shall have taken or failed to have taken any steps to mitigate its damages;

                  (n) any other circumstances which might otherwise constitute a defense available to or a discharge of the Company in respect of its obligations or liabilities under the Credit Agreement, any Project Document, or any Security Document or the other Financing Documents;

                  (o) any other act or omission to act by the Company or any other Person;

                  (p) any failure of the Company to comply with Governmental Requirements;

                  (q) any Default under the Credit Agreement;

                  (r) the merger or consolidation of the Company into or with any corporation or other entity, or the sale by the Company of all or any part of its assets; or

                  (s) any other circumstances (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Sponsor or the Company or any of its Affiliates.

This Sponsor Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Sponsor's Clawback Obligation or any other obligations hereunder is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Sponsor or otherwise, all as though such payment had not been made.

         SECTION 4. Waivers. (a) The Sponsor hereby expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Administrative Agent to proceed in respect of the Loans against the Company or any of its Affiliates or any other party or against any security for the payment and performance of the Loans before proceeding against, or as a condition to proceeding against, the Sponsor. The Sponsor agrees that any notice or directive given at any time to the Administrative Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Administrative Agent, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Sponsor Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Sponsor Agreement. It is agreed between the Sponsor and the Administrative Agent that the foregoing waivers are of the essence in connection with the transactions contemplated by the Credit Agreement and that, but for this Sponsor Agreement and such waivers, the Lenders would decline to make the Loans under the Credit Agreement.

                  (b) The Sponsor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Clawback Obligation, the other obligations under this Sponsor Agreement, the Loans, or this Sponsor Agreement and any requirement that the Administrative Agent or any other Person protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right

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or take any action against the Company or any of its Affiliates or any other person or pursue any other remedy in the power of the Sponsor or the Administrative Agent.

                  (c) The Sponsor hereby irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, contribution or reimbursement rights, if any, or other rights to proceed against the Company or any of its Affiliates, any other guarantor or any other person.

                  (d) The Sponsor hereby irrevocably waives until the Termination Date (as defined below), any claim or other rights which it may now or hereafter acquire against the Company or any of its Affiliates that arises from the existence, payment, performance or enforcement of the Sponsor's obligations under this Sponsor Agreement, or any agreements or instruments executed and delivered in connection herewith and therewith, including, without limitation, any right (direct or indirect) of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company or any of its Affiliates against the Administrative Agent which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation, the right to take or receive from the Company or any of its Affiliates, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or other rights. If any amount shall be paid to the Sponsor in violation of this Sponsor Agreement at any time prior to the later of (i) the payment in full of the Clawback Obligation and other amounts payable under this Sponsor Agreement in cash and (ii) the date upon which all of the Loans under the Credit Agreement shall have been indefeasibly paid (after giving effect to any extensions thereof from time to time, the "Termination Date"), such amount shall be deemed to have been paid to the Sponsor for the benefit of, and held in trust for the benefit of, the Administrative Agent, and shall forthwith be paid to the Administrative Agent to be credited and applied to the Clawback Obligation and all other amounts payable under this Sponsor Agreement, whether matured or unmatured.

         SECTION 5. Representations and Warranties. The Sponsor makes the following representations and warranties, which shall survive the execution and delivery of this Sponsor Agreement and the consummation of the transactions contemplated hereby:

                  (a) Organization of Sponsor. The Sponsor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Sponsor is in good standing in all jurisdictions where necessary in light of the business it conducts or the properties it owns and the transactions contemplated by the Sponsor Agreement, except where the failure to be in good standing could not reasonably be expected to have a material and adverse effect on the assets, liabilities, financial condition or operations of the Sponsor and its Subsidiaries on a consolidated basis. The Sponsor has the full power, authority and legal right to conduct its business as it is presently conducted, and to execute, deliver and perform its obligations under this Sponsor Agreement and to carry out the terms hereof and the transactions contemplated hereby.

                  (b) Authorization. The execution, delivery and performance by the Sponsor of this Sponsor Agreement have been duly authorized by all necessary action.


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                  (c) Execution and Delivery; Binding Agreement. This Sponsor
Agreement has been duly executed and delivered by the Sponsor, is in full force and effect and constitutes the legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (d) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Sponsor, threatened by or against the Sponsor or any of its Subsidiaries, or against any of its or their respective properties, rights or assets (i) with respect to this Sponsor Agreement, the Credit Agreement, the other Financing Documents, the Project Documents or the EPN Security Documents or any of the transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

                  (e) Compliance with Other Instruments, etc. The execution, delivery and performance by the Sponsor of this Sponsor Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, breach of or default under any term of its charter or by-laws, or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it, except for any such violations which, individually or in the aggregate, would not materially and adversely affect the performance by the Sponsor of its obligations under this Sponsor Agreement.

                  (f) Government Consent. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained by the Sponsor in connection with the execution, delivery, performance, validity or enforceability of this Sponsor Agreement or the consummation of the transactions contemplated hereunder.

                  (g) Investment Company Act. None of the Sponsor, the Company nor any El Paso Entity is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (h) Utility Regulation. None of the Sponsor, the Company nor any El Paso Entity is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (i) Financial Statements. The consolidated balance sheet of the Sponsor and its consolidated Subsidiaries as at March 31, 2000, and the related consolidated statements of operations and cash flows for the three months ended March 31, 2000, present fairly the consolidated financial condition of the Sponsor and its Subsidiaries as at each such date and the consolidated results of their operations and their consolidated cash flows for the three month period then ended. All such financial statements, including the related schedules and notes, if any, thereto, were prepared in accordance with GAAP applied consistently throughout the period involved.

                  (j) Material Adverse Change. There has been no development or event since March 31, 2000 which has had or could reasonably be expected to have a Material Adverse Effect.

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                  (k) Priority. The Clawback Obligation of the Sponsor set forth in Section 1 hereof ranks in priority of payment pari passu with the Indebtedness of the Sponsor under the EPN Credit Agreement.

                  (l) EPN Credit Agreement. No Default or Event of Default under the EPN Credit Agreement has occurred and is continuing.

         SECTION 6. Covenants of Sponsor. The Sponsor covenants and agrees with the Administrative Agent, for the benefit of the Secured Parties, that from and after the date hereof and so long as this Sponsor Agreement shall remain in effect:

                  (a) Merger, Sale, etc. If the Sponsor is a party to a merger or consolidation in which the Sponsor is not the surviving entity, or sells all or substantially all of its assets, then the surviving corporation or the Person to which such sale has been made, as the case may be, shall confirm by an instrument in writing satisfactory to the Administrative Agent its assumption of the obligations and liabilities of the Sponsor hereunder.

                  (b) Separate Existence. The Sponsor will, and will cause each of the Parent and the Company, to comply with the following undertakings:

                           (i) the Sponsor and its Affiliates that are owners of capital stock, membership interest, or other equity interest in the Company or holders of any Subordinated Indebtedness of the Company shall maintain separate records and books of account from those of Company;

                           (ii) the Sponsor and its Affiliates that are owners of capital stock, membership interest, or other equity interest in the Company or holders of any Subordinated Indebtedness of the Company shall maintain its records and books of account in such a manner that it would not be difficult or costly to segregate, ascertain, or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of the Company;

                           (iii) funds and other assets of the Sponsor's and its Affiliates' that are owners of capital stock, membership interest, or other equity interest in the Company or holders of any Subordinated Indebtedness of the Company shall not be commingled with the funds and other assets of the Company;

                           (iv) the Sponsor and its Affiliates that are owners of capital stock, membership interest, or other equity interest in the Company or holders of any Subordinated Indebtedness of the Company shall not conduct its own business in the name of the Company;

                           (v) except as otherwise set forth in this Sponsor Agreement and in the other Financing Documents, the Sponsor and its Affiliates that are owners of capital stock, membership interest, or other equity interest in the Company or holders of any Subordinated Indebtedness of the Company shall not pay for the liabilities of the Company out of the funds of the Sponsor and such Affiliates;

                           (vi) any financial transaction between the Sponsor and its Affiliates that are owners of capital stock, membership interest, or other equity interest in the Company or holders of any

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         Subordinated Indebtedness of the Company, on the one hand, and the
         Company on the other hand, shall, except as otherwise provided in the Financing Documents, be on terms no less favorable to the Company than terms the Company could obtain with third parties and shall reflect the separate identity and legal existence of each such entity;

                           (vii) representatives and agents of the Company (whether or not they are "loaned" employees of the Sponsor or its Affiliates that are owners of capital stock, membership interest, or other equity interest in the Company or holders of any Subordinated Indebtedness of the Company) will, when purporting to act on behalf of the Company, hold themselves out to third parties as being representatives or agents of the Company, and will use stationery and checks that so reflect;

                           (viii) the Sponsor and each of its Affiliates that are owners of capital stock, membership interest, or other equity interest in the Company or holders of any Subordinated Indebtedness of the Company shall not use stationery, invoices and checks bearing the name of the Company; and

                           (ix) the Sponsor and each of its Affiliates that are owners of capital stock, membership interest, or other equity interest in the Company or holders of any Subordinated Indebtedness of the Company shall hold itself out as a separate entity, distinct from the Company.

                  (c) Company Bankruptcy. The Sponsor will not consent to, vote for, or otherwise cause or permit (or permit any of its Affiliates, to consent to, or vote for, or otherwise cause or permit) the Company voluntarily to take any action that would result in the voluntary bankruptcy of the Company.

                  (d)  Reporting Requirements.  The Sponsor will:

                           (i) Quarterly Reporting. As soon as available, but in any event within 60 days after the end of each of the first three quarterly periods of each Fiscal Year of the Company, furnish to the Administrative Agent, the unaudited consolidated and consolidating balance sheet of the Sponsor and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Sponsor and its consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer (as defined below) of the Sponsor as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of the Sponsor and its consolidated Subsidiaries (subject to normal year-end audit adjustments).

                           (ii) Annual Reporting. As soon as available, but in any event within 120 days after the end of each Fiscal Year, furnish to the Administrative Agent, a copy of the consolidated balance sheet of the Sponsor and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by

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         PriceWaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing.

                           (iii) Compliance Certificate. Concurrently with the delivery of the financial statements for any Fiscal Year described in
         Section 6(d)(i) and (ii) above, deliver to the Administrative Agent a certificate of the Chief Executive Officer, Chief Operating Officer, the President, the Chief Financial Officer, the Treasurer or any vice president of the general partner of the Sponsor (each, a "Responsible Officer"), (A) stating that, to such Responsible Officer's knowledge, the Sponsor and its Subsidiaries during such period have observed and performed all of their respective covenants and other agreements, and satisfied every condition, contained in this Agreement, the EPN Credit Agreement and the other Loan Documents (as defined in the EPN Credit Agreement) to be observed, performed or satisfied by them, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (B) certifying that such financial statements fairly present the Sponsor's and its Subsidiaries' consolidated financial condition and results of the operations of the Sponsor at the date and for the period indicated therein, subject to changes resulting from year-end audit adjustments.

                           (iv) EPN Loan Documents. Promptly, in any event no later than after the furnishing thereof to the EPN Lenders under the EPN Credit Agreement and the other Loan Documents (as defined in the EPN Credit Agreement), deliver to the Administrative Agent a written notice of the occurrence of any Default or Event of Default under the EPN Credit Agreement.

                           (v) Stockholder & Public Information. Within five days after the same are sent, deliver copies of all financial statements and reports which the Sponsor sends to the holders of its Capital Stock (as defined in the EPN Credit Agreement), and within five days after the same are filed, copies of all financial statements and reports which the Sponsor may make to, or file with, the Securities Exchange Commission or any successor or analogous Government Authority.

                           (vi) Certain Events. Promptly after a Responsible Officer of the Sponsor obtains knowledge of the occurrence of any Default hereunder, deliver to the Administrative Agent notice of such occurrence together with a detailed statement by a Responsible Officer of the Sponsor of the steps being taken by the Sponsor or the appropriate Subsidiary of the Sponsor to cure the effect of such event.

                           (vii) Other Information. Deliver such other information (including non-financial information) as the Administrative Agent or any Lender may reasonably request.

         SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Sponsor Agreement and no consent to any departure by the Sponsor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent with consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Sponsor to El Paso Energy Partners, L.P., 1001 Louisiana,

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26th Floor, Houston, Texas 77002, Telecopier Number: (713) 420-5477, Attention:
Keith Forman, or if to the Administrative Agent, as provided in the Section 8.01 of the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 8. All such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

         SECTION 9. No Waiver; Remedies. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10. Continuing Guaranty. This Sponsor Agreement is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon the Sponsor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and its successors, indorsees, transferees and assigns.

         SECTION 11. GOVERNING LAW. THIS SPONSOR AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS OF LAW).

         SECTION 12. Jurisdiction, Etc. The Sponsor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Sponsor Agreement and the other Financing Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered mail (or substantially similar form of mail), postage prepaid, to the Sponsor at its address set forth in Section 8 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary or punitive

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

damages (including, without limitation, damages arising from the use of electronic, telecommunications or other information transmissions systems in connection with the Financing Documents).

         SECTION 13. Assignment. All covenants and other agreements and obligations in this Sponsor Agreement shall (a) be binding upon the Sponsor and its successors, but the Sponsor may not assign its obligations hereunder without the consent of the Administrative Agent and the Required Lenders, except pursuant to a merger or consolidation not prohibited by the EPN Credit Agreement, and (b) inure to the exclusive benefit of, and be enforceable by, the Administrative Agent and any Secured Party, and, in each case, by its respective permitted successors, transferees and assigns (including any assignee for security purposes or Person holding a security interest herein).

         SECTION 14. Counterparts. This Sponsor Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Sponsor Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

         SECTION 15. Survival of Representations, Warranties and Indemnities; Entire Agreement. All representations, warranties and indemnities and undertakings to pay costs and expenses contained herein shall survive (a) the execution and delivery of this Sponsor Agreement, (b) the completion of the performance by (i) the Company of the Obligations, (ii) (iii) each other El Paso Entity of its obligations under the Project Documents or the Financing Documents to which it is a party and (c) except as contemplated by Section 13(a), the Transfer (whether or not a Permitted Transfer) by the Parent of all or a portion of its Membership Interest in the Company or any termination of its status as the Managing Member pursuant to the LLC Agreement, and may be relied upon by any Secured Party, or any assignee of such Secured Party permitted hereunder, regardless of any investigation made at any time by or on behalf of any Secured Party or any such assignee.

         SECTION 16. Severability. Every provision of this Sponsor Agreement that is prohibited by or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 17. No Third-Party Beneficiaries. This Sponsor Agreement is intended for the exclusive benefit of the Administrative Agent and the Secured Parties and no other Person shall have any rights hereunder, whether as a third-party beneficiary or otherwise.

                  IN WITNESS WHEREOF, the Sponsor has caused this Sponsor Agreement to be duly executed and delivered by an officer thereunto duly authorized as of the date first above written.

                                       EL PASO ENERGY PARTNERS, L.P.



                                       By:  /s/ James Lytal
                                            ------------------------------------
                                       Name:    James Lytral
                                       Title:   President


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